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                                                                    EXHIBIT 99.4


                              NOTICE OF REDEMPTION
                                TO THE HOLDERS OF
                    CLASS A LIBERTY MEDIA GROUP COMMON STOCK
                    CLASS B LIBERTY MEDIA GROUP COMMON STOCK

     NOTICE IS HEREBY GIVEN that, subject to the terms and conditions set forth in this Notice of Redemption, pursuant to Section 5(a) of Article Third, Part B of the Amended and Restated Certificate of Incorporation (the "Charter") of AT&T Corp., a New York corporation ("AT&T"), AT&T has exercised its right to redeem all of the outstanding shares of Class A Liberty Media Group Common Stock, $1.00 par value ("Class A Liberty Stock"), and Class B Liberty Media Group Common Stock, $1.00 par value ("Class B Liberty Stock"), in exchange for shares of common stock of Liberty Media Corporation, a Delaware corporation and wholly owned subsidiary of AT&T ("Liberty") that is a member of AT&T's "Liberty Media Group." The redemption (the "Redemption") will be effected as of 9:00 a.m., New York City time, on _______, 2001 (the "Redemption Date").

     The Redemption, and this Notice of Redemption, are subject to conditions set forth in the accompanying prospectus, including the non-waivable condition that AT&T shall have obtained a private letter ruling with respect to the U.S. federal income tax consequences of the Redemption, in form and substance reasonably satisfactory to AT&T and Liberty (it being understood that the private letter ruling received by AT&T, dated April 10, 2001, is reasonably satisfactory to AT&T and Liberty for such purpose), which, as of the Redemption Date, shall not have been revoked in whole or in part nor modified in any manner, in each case materially adverse to AT&T, Liberty or the holders of Class A Liberty Stock and Class B Liberty Stock, and all transactions described in such ruling that are to be taken prior to the Redemption Date shall have been taken prior to, and be in effect as of, the Redemption. IF ANY CONDITION TO THE REDEMPTION SET FORTH IN THE PROSPECTUS IS NOT SATISFIED OR WAIVED (IF PERMISSIBLE) BY THE REDEMPTION DATE, AT&T WILL ISSUE A PRESS RELEASE TO THAT EFFECT AND THIS NOTICE SHALL AUTOMATICALLY BE DEEMED RESCINDED AND OF NO FURTHER FORCE OR EFFECT, AND ALL OUTSTANDING SHARES OF CLASS A LIBERTY STOCK AND CLASS B LIBERTY STOCK SHALL REMAIN OUTSTANDING AS IF THIS NOTICE OF REDEMPTION HAD NOT BEEN GIVEN.

     If the conditions to the Redemption and this Notice of Redemption are met, on the Redemption Date, each share of Class A Liberty Stock shall be redeemed in exchange for one share of Series A common stock, $.01 par value, of Liberty (the "Series A Liberty Stock ") and each share of Class B Liberty Stock shall be redeemed in exchange for one share of Series B common stock, $.01 par value, of Liberty (the "Series B Liberty Stock") (as applicable, the "Redemption Payment"). As of February 28, 2001, there were 2,376,765,123 shares of Class A Liberty Stock outstanding and 212,045,288 shares of Class B Liberty Stock outstanding, assuming no exercise of outstanding stock options or warrants.

     If the conditions to the Redemption and this Notice of Redemption are met, on the Redemption Date, each outstanding stock option and other stock equivalent to purchase a share of Class A Liberty Stock shall become, or be exchanged for, a stock option or other stock equivalent to purchase a share of Series A Liberty Stock. As of February 28, 2001, there were 27,664,420 shares of Class A Liberty Stock issuable upon exercise of outstanding stock options and other stock equivalents exercisable at that date, of which stock options to purchase 16,222,600 shares of Class A Liberty Stock were Pre-Merger Convertible Securities (as defined in the Charter).

     If the conditions to the Redemption and this Notice of Redemption are met, on the Redemption Date, each share of Class A Liberty Stock and Class B Liberty Stock shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of AT&T shall cease, except the right to receive the applicable Redemption Payment, without interest thereon, upon surrender of the certificates evidencing such shares.

     A copy of this Notice of Redemption is being sent to all holders of record of shares of Class A Liberty Stock and Class B Liberty Stock as of May 1, 2001. In order to receive the applicable Redemption Payment, holders of Class A Liberty Stock and Class B Liberty Stock must present and surrender the certificates evidencing such Class A Liberty Stock or Class B Liberty Stock, properly endorsed or assigned for transfer to the exchange agent for the split off, EquiServe Trust Company, N.A., 150 Royall Street, Canton, MA 02021. IF THE CONDITIONS TO THE REDEMPTION AND THIS NOTICE OF REDEMPTION ARE MET, HOLDERS OF RECORD OF CLASS A LIBERTY STOCK AND CLASS B LIBERTY STOCK ON THE REDEMPTION DATE WILL RECEIVE A LETTER OF TRANSMITTAL AND OTHER RELATED MATERIALS WITH WHICH TO EXCHANGE THEIR SHARES.

      Date: May ____, 2001                            AT&T CORP.


                                                BY:
                                                   -----------------------------
                                                   ROBERT S. FEIT
                                                   ASSISTANT SECRETARY